Securities and Exchange Commission

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2003

Thomas Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-22010	72-0843540
(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 869-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.  Change of Registrant’s Certifying Accountant.

On August 19, 2003, Thomas Group, Inc. (“the Company”) Board of Directors and the Audit Committee determined to engage Hein + Associates LLP as its independent auditors for the fiscal year ending December 31, 2003 to replace the firm of Ernst & Young LLP, who resigned as auditors of the Company effective August 18, 2003.

The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principals.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2002, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 21, 2003 is filed as Exhibit 16 to this Form 8-K.

Item 7. Exhibits

Exhibit Number	Description
16	Letter from Ernst & Young regarding change in registrant certifying accountants.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date: August 22, 2003	By:	/s/ John R. Hamann
John R. Hamann,
President & Chief Executive Officer